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                                                                   EXHIBIT 10.18

                           NON-COMPETITION AGREEMENT


     THIS NON-COMPETITION AGREEMENT ("AGREEMENT") is made and entered into as of July 8, 1998, among Dennis C. Bearden ("BEARDEN"), Century Airconditioning Supply, Inc., a Texas corporation ("CENTURY AC"), Air Management Supply, Inc., a Nebraska corporation ("AIR MANAGEMENT"), and Century Maintenance Supply, Inc., a Delaware corporation (the "COMPANY").

                                   RECITALS

     A. Pursuant to that certain Agreement and Plan of Merger (the "MERGER AGREEMENT") dated as of May 5, 1998, as amended, by and among the Company, Century Acquisition Corporation, a Delaware corporation ("ACQUISITION CORP."), and the shareholders of the Company ("SHAREHOLDERS"), Acquisition Corp. merged with and into the Company, with the Company being the surviving corporation (the "MERGER");

     B. Bearden was Chief Executive Officer of the Company and the majority and controlling shareholder of the Company prior to the Merger;

     C. As a condition to the Merger, a portion of the Company's common stock owned by Bearden and the other Shareholders was exchanged for cash and a change of control occurred with respect to the Company as an unrelated third party (the sole shareholder of Acquisition Corp.) became the Company's majority and controlling shareholder;

     D. The Company and Bearden have entered into an employment agreement which outlines the terms of Bearden's post-Merger employment by the Company (as executed and as subsequently amended, the "EMPLOYMENT AGREEMENT");

     E. Bearden is the sole shareholder of Century AC. Century AC owns 75% of the common stock of Air Management;

     F. Century AC does business outside South East Texas under the name of "CORE DISTRIBUTING" ("CORE").

     G. In certain sub-markets and in respect of certain products or target customers, Century AC and Air Management compete with the Company and the Company competes with Century AC and Air Management; and

     H. Bearden, Century AC, Air Management, and the Company have reached an agreement regarding the circumstances in which such competition may be permitted or will be prohibited.

     NOW, THEREFORE, in consideration of the proceeds paid to Bearden and Century AC for that portion of their respective shares of the Company's common stock exchanged for cash under the
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terms of the Merger Agreement, and other good and valuable consideration, the receipt and adequacy of such consideration being hereby acknowledged, the parties hereto agree as follows:

     1.   DEFINITIONS.  For purposes of this Agreement,

     "AFFILIATE" means generally in respect of any Person, any other Person, that, directly or indirectly, controls, is controlled by, or is under common control with, the person in question. The term "CONTROL" means the possession, directly or indirectly, of the power, whether or not exercised,
     (a) to vote fifty-one percent (51%) or more of the securities or other interests having voting power for the election of directors or managers of such Person or (b) to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or other equity interest, by contract or otherwise, and the terms "CONTROLLED" and "COMMON CONTROL" shall have correlative meanings.

     "APARTMENT" means a multi-family housing building, any owner or manager of such building, or any cooperative, buying group, agent or representative of owners of multi-family buildings.

     "APPLIANCE PARTS" means parts, tools, and accessories used in the installation, repair and maintenance of stoves, refrigerators, dishwashers, window air units, and other appliances.

     "CHANGE-IN-CONTROL" of the Company shall be deemed to have occurred if (a) the Company merges or consolidates with any other corporation (other than a wholly-owned direct or indirect subsidiary of the Company) and is not the surviving corporation (or survives as a subsidiary of another corporation) and, after such merger or consolidation, the Company's shareholders immediately prior to such merger or consolidation do not own Voting Stock representing a majority of the outstanding shares of Voting Stock of the surviving corporation or do not otherwise have the right to elect a majority of the board of directors of the surviving corporation, (b) the Company sells, or agrees to sell, all or substantially all of its assets to any other person or entity, (c) the Company is dissolved, (d) any third person or entity (other than the Company's shareholders on the Effective Date, a trustee or committee of any qualified employee benefit plan of the Company) together with its Affiliates shall become (by tender offer or otherwise), directly or indirectly, the Beneficial Owner of at least 30% of the Voting Stock of the Company (unless at such time FS Equity Partners IV, L.P. ("FSEP IV"), Bearden and the other members of Company's management collectively are, directly or indirectly, the Beneficial Owner of a greater percentage of the outstanding Voting Stock of the Company than such person or entity) or (e) the individuals who constitute the Board of Directors of the Company as of the Effective Date (the "INCUMBENT BOARD") shall cease for any reason to constitute at least a majority of the Board of Directors; PROVIDED THAT any person becoming a director whose election or nomination for election was approved by a majority of the members of the Incumbent Board shall be considered, for the purposes of this Agreement, a member of the Incumbent Board.

     "COMPANY" means Century Maintenance Supply, Inc., a Delaware corporation, and its Affiliates and their respective successors and assigns.

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     "COMPETING BUSINESS" means the business of selling or distributing wholesale Maintenance Supplies by Direct Sales to any Restricted Buyer.

     "DIRECT SALE" (a) means a sale of Maintenance Supplies to a Restricted Buyer (i) which is billed or invoiced directly (or, if the seller has arranged with the Restricted Buyer to make the sale through an intermediary, indirectly) to such Restricted Buyer, or (ii) in respect of which Maintenance Supplies are paid for by or on behalf of the Restricted Buyer, and, in each case, "Direct Sale" includes, without limitation, a sale arising out of the preparation, distribution and marketing of catalogs, and (b) excludes sales of HVAC or Refrigeration Parts (and for purposes of SECTION 2(A)(a)(2), Appliance Parts) to HVAC contractors.

     "HOSPITAL" means any hospital, hospice or any other institution providing health, medical, mental or surgical care and treatment.

     "HOTEL" means any hotel, motel, pension, inn, lodge, hostel, boarding house, shelter or any other institution which provides public or private lodging and accommodations.

     "HVAC" means heating units, ventilation systems, air conditioning units, air ducts, compressors, compressor bearing units and other compressor related parts, breakers and other related electrical parts, materials, tools, and accessories as may be used to install or repair HVAC equipment.

     "MAINTENANCE SUPPLIES" means materials and supplies (a) listed as the product categories in the Company's 1997 catalog (including plumbing, hardware, janitorial, electrical, lighting fixtures and bulbs, but excluding HVAC and Refrigeration Parts, and for purposes of SECTION 2(A)(a)(2), Appliance Parts) or (b) which are generally used in the maintenance, remodeling, repair, operation or "make ready" of a Restricted Buyer (including floor tile, carpet and other floor covering products, window treatments, blinds and drapes).

     "MILITARY INSTALLATION" means any military fort, camp, base, facility, construction or other realty or personalty controlled by the military or used for military activities.

     "NURSING HOME" means any nursing home, hospital, hospice or other private hospital for the care of the aged, elderly or chronically ill.

     "PERSON" means any individual, entity, partnership, or association.

     "PRISON"means any prison, penitentiary, jail or other institution for the physical confinement of persons by order of any governmental authority.

     "REFRIGERATION PARTS" means parts, tools, and accessories used in the installation, repair, and maintenance of commercial refrigeration units.

     "RESTRICTED BUYER" means any Apartment, Hotel, Prison, Nursing Home, Hospital, Military Installation or School and University, and any distributor or agent thereof.

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     "RESTRICTED TERRITORY" means the continental United States, Canada and
     Mexico.

     "SCHOOLS AND UNIVERSITIES" means any school, trade school, professional school, college, university or other educational institution, including any facilities or buildings (e.g., libraries) associated therewith.

     "SOUTH EAST TEXAS" means the area within a 125 mile radius from the intersection of Louisiana Street and Rusk Street in Houston, Texas, but in any event excluding (a) the area within a 75 mile radius of San Antonio, Texas, and (b) the area within a 75 mile radius of Austin, Texas.

     "VOTING STOCK" means all outstanding shares of capital stock of the Company entitled to vote generally in an election of directors; PROVIDED THAT, if the Company has shares of Voting Stock entitled to more or less than one vote per share, each reference to a proportion of the issued and outstanding shares of Voting Stock shall be deemed to refer to the proportion of the aggregate votes entitled to be cast by the issued and outstanding shares of Voting Stock.

     2.  COVENANTS NOT TO COMPETE.

          (A) During the term of, and subject to the terms and conditions of, this Agreement,

               (a) Bearden, Century AC, and Air Management will not, and Bearden as the sole shareholder of Century AC will not permit Century AC (including when doing business as Core) or Air Management to

                    (i) directly or indirectly sell Maintenance Supplies in South East Texas after the Maintenance Supplies in its inventory on the date of this Agreement have been sold or otherwise disposed of, and

                    (ii) except as provided in (a)(i) above, make any Direct
               Sales to a Restricted Buyer in the Restricted Territory,

          PROVIDED THAT, (1) with respect to Air Management, this restriction shall only apply if at the time of such sale, a facility owned or operated by the Company, and which sells Maintenance Supplies, is located within a 75 mile radius of any such Restricted Buyer and (2) with respect to sales by Century AC in South East Texas, the term "MAINTENANCE SUPPLIES"shall not include Appliance Parts and Century AC may sell Refrigeration Parts, HVAC, and Appliance Parts to any party, including a Restricted Buyer, in South East Texas.

               (b) the Company will not, directly or indirectly, sell HVAC in South East Texas if such sale would cause the aggregate amount of HVAC sales by the Company for the immediately preceding 12 months to exceed 12% of the Company's total sales in South East Texas during the same period;

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               (c) Bearden, Century AC (including when doing business as Core)
          or Air Management, and their respective Affiliates will not, directly or indirectly, (i) induce any customers of the Company to patronize any Competing Business, (ii) canvass, solicit or accept any Competing Business from any customer of the Company unless directed to do so by the Company; or (iii) attempt to influence any employee of the Company to terminate his or her employment or to hire any such employee, whether or not so induced or influenced, within (a) if the Company terminates such employee for any reason, two months after such employee's employment with the Company has terminated, or (b) in any other case four months after such employee's employment with the Company has terminated;

               (d) without the consent of the Company, neither Bearden nor Century AC (including when doing business as Core) or Air Management nor any of their respective Affiliates will disclose to any Person in a Competing Business any of the customer lists, trade secrets, confidential information, financial and accounting information, pricing, advertising, expansion, operating or marketing plans, methods, systems or other procedures used or owned by the Company; PROVIDED, and notwithstanding the foregoing, that neither Bearden nor Century AC (including when doing business as Core) nor Air Management nor their respective Affiliates shall be prohibited from disclosing information that is in the public domain or generally known in the industry or subsequently enters the public domain or becomes generally known in the industry through no fault of Bearden, Century AC (including when doing business as Core) or Air Management, or their respective Affiliates, or for which disclosure is required pursuant to any applicable law, rule, regulation or order of a court of competent jurisdiction (provided, that in such instance such party shall give notice of such proceedings to the Company and provide the Company with an opportunity to resolve such disclosure in a manner reasonably acceptable to the Company).

               (e) Other than with respect to Bearden's ownership interest in the Company and Century AC, or as specifically permitted by this Agreement, none of Bearden, Century AC (including when doing business as Core) or Air Management (either directly or indirectly or through an affiliate formed or acquired after the date of this Agreement) will
          (i) engage in, (ii) own or control any interest in (except as a passive investor of less than 5% of the capital stock or publicly-traded notes or debentures of a publicly-held company); (iii) act as a director, officer, manager, employee, trustee, agent, consultant, partner or joint venture of; (iv) lend credit or money for the purpose of establishing or operating; (v) or allow such persons' or entities' name or reputation to be used by, any firm, corporation, partnership, trust or business enterprise (other than the Company) directly or indirectly engaged in a Competing Business within the Restricted Territory.

          (B) Bearden hereby covenants and agrees that, upon a Change in Control of the Company, he will amend this Agreement (or enter into another non-competition agreement on substantially the same terms as this Agreement) such that the term of Bearden's covenant not to compete will expire upon the later to occur of (a) the

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          stated term of this Agreement, and (b) five years after the effective date of such Change in Control.

     3. TERM/CONSIDERATION. This Agreement shall commence on the date hereof and shall continue until the earlier of the tenth anniversary of this Agreement or the last day of the fifth year after the Employment Agreement expires or terminates. Bearden, Air Management, Century AC, and the Company each acknowledges that good and valuable consideration has been given for their respective agreements and covenants set out in this Agreement, the receipt and sufficiency of such consideration is acknowledged and accepted by Bearden, Air Management, Century AC (including when doing business as Core), and the Company, respectively. Notwithstanding anything in this Agreement to the contrary, if Employee is terminated for "Cause" (as defined in the Employment Agreement) this Agreement shall continue in effect until the tenth anniversary of such termination.

     4. EQUITABLE AND OTHER REMEDIES. If either party breaches or indicates an intention to breach any term or provision of this Agreement, the other party may be entitled to the right of both temporary and permanent injunctive relief. The right of either party to such relief shall not be construed to prevent such party from pursuing, either consecutively or concurrently, any and all other legal or equitable remedies available to it for such breach or threatened breach, specifically including, without limitation, the recovery of monetary damages.

     5. ENFORCEABILITY. If any court determines that any provision of this Agreement, or any part thereof, is invalid or unenforceable, the remainder of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions. Except as otherwise provided herein, if any court determines that any provision of this Agreement, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, the parties agree that such court shall have the power to reduce the duration or geographic scope of such provision, as the case may be, and the parties agree to request the court to exercise such power to enforce this Agreement to the greatest extent permitted under applicable law, and, in its amended form, such provision shall then be enforceable and shall be enforced.

     6. PARTIES IN INTEREST. This Agreement and all of its terms, covenants and conditions shall inure to the benefit of and shall be binding upon the undersigned parties and their respective successors and assigns (including without limitation any purchaser of the capital stock or substantially all of the assets of Century AC, Core or Air Management). However, each party acknowledges that his or its covenants hereunder are personal in nature, and, therefore, are not transferable.

     7. PAYMENT OF LEGAL EXPENSES. In the event any litigation or other proceeding is initiated by either party to enforce the terms and provisions hereof, upon a final determination in any such litigation or proceeding, the non-prevailing party agrees to pay all reasonable expenses, including reasonable attorney's fees and expenses of the prevailing party.

     8. NECESSITY AND REASONABLENESS. Bearden, Century AC, Air Management, and the Company each acknowledges, agrees and represents that as a material inducement for the other to enter into this Agreement and the Merger Agreement:

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     (a) the covenants and agreements of each party in this Agreement are necessary and essential to the protection of the business which each party will conduct;

     (b) each party will suffer great loss and irreparable harm if any other party which is restricted by this Agreement violates any material provision of this Agreement;

     (c) the temporal and other restrictions contained in this Agreement are in all respects reasonable and necessary to protect the business goodwill, trade secrets, and other business interests of each party with respect to their respective businesses;

     (d) the enforcement of this Agreement will not work an undue or unfair hardship on either party or otherwise be oppressive to such party, it being specifically acknowledged and agreed by each party that such has other business interests and opportunities which will provide such party adequate means of support if this Agreement is enforced;

     (e) the enforcement of this Agreement will neither deprive the public of needed goods or services nor otherwise be injurious to the public; and

     (f) good independent and valuable consideration exists for the agreement of each party to be bound by this Agreement.

     9. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Texas.

     10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     11. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of this Agreement.

     12. AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written agreement of the Company and the other party against whom enforcement of such amendment is sought.

     13. NOTICES. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and, if given by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three business days

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after deposits in the United States Mail, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses:

          Dennis C. Bearden
          1215 Meadowlark Lane
          Sugarland, Texas 77478
          Telephone No. (281) 242-9581
          Fax No. (713) 943-8443

          Century Maintenance Supply, Inc.
          9100 Winkler
          Houston, Texas 77017
          Attn: President
          Telephone No. (713) 947-6703
          Fax No. (713 ) 943-8443

          with a copy to:

          Freeman Spogli & Co.
          11100 Santa Monica Blvd.
          Suite 1900
          Los Angeles, California 90025
          Attn: J. Frederick Simmons
          Telephone No. (310) 444-1822
          Fax No. (310 ) 444-1870

          Air Management Supply, Inc.
          9100 Winkler
          Houston, Texas 77017
          Attn: Richard E. Penick
          Telephone No. (713) 947-6703
          Fax No. (713 ) 943-8443

          Century Airconditioning Supply, Inc.
          9100 Winkler
          Houston, Texas 77017
          Attn: Richard E. Penick
          Telephone No. (713) 947-6703
          Fax No. (713 ) 943-8443

or to such other names, addresses, telephone and fax numbers as Bearden, Century AC, Air Management, or the Company as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section 13.

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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


                              CENTURY MAINTENANCE SUPPLY, INC.

                              By: /s/ Richard E. Penick
                                  ----------------------------------------------
                              Name: Richard E. Penick
                                    --------------------------------------------
                              Title: Vice President
                                     -------------------------------------------


                              CENTURY AIRCONDITIONING SUPPLY, INC.

                              By: /s/ Richard E. Penick
                                  ----------------------------------------------
                              Name: Richard E. Penick
                                    --------------------------------------------
                              Title: Vice President
                                     -------------------------------------------


                              AIR MANAGEMENT SUPPLY, INC.

                              By: /s/ Richard E. Penick
                                  ----------------------------------------------
                              Name: Richard E. Penick
                                    --------------------------------------------
                              Title: Vice President
                                     -------------------------------------------


                              /s/ Dennis C. Bearden
                              --------------------------------------------------
                                               Dennis C. Bearden

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